                          UNISEX ANNUITY ENDORSEMENT

This endorsement is made a part of this contract to which it is attached and changes the following provisions of the contract. As part of an employer-sponsored retirement plan, this contract is issued on a unisex basis. All sex-distinct references in the contract are hereby deleted and replaced with unisex references.

The following tables are substituted for those in the Tables of Annuity Rates section of the contract.

                                                     TABLES OF ANNUITY RATES

-----------------------------------------------------------------------------------------------------------------------------------
                      TABLE A - DOLLAR AMOUNT OF FIRST MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED
-----------------------------------------------------------------------------------------------------------------------------------
                                     PLAN A                             PLAN B                          PLAN C         PLAN D
===================================================================================================================================
                                                                  LIFE INCOME WITH
     AGE            BEGINNING                        --------------------------------------------     LIFE INCOME      JOINT &
     AT                IN          LIFE INCOME       FIVE YEARS       TEN YEARS     FIFTEEN YEARS     INSTALLMENT      SURVIVOR
ANNUITIZATION         YEAR         NON-REFUND         CERTAIN          CERTAIN         CERTAIN          REFUND        NON-REFUND
-----------------------------------------------------------------------------------------------------------------------------------
Age 65                2010             5.92             5.89             5.82            5.71             5.72            5.24
                      2015             5.84             5.82             5.76            5.65             5.66            5.20
                      2020             5.77             5.75             5.70            5.60             5.61            5.16
                      2025             5.71             5.69             5.64            5.55             5.55            5.12
                      2030             5.65             5.63             5.59            5.51             5.51            5.09
                      2035             5.59             5.58             5.54            5.47             5.46            5.05

Age 70                2010             6.64             6.58             6.44            6.20             6.29            5.71
                      2015             6.53             6.49             6.35            6.13             6.21            5.65
                      2020             6.43             6.39             6.27            6.07             6.14            5.59
                      2025             6.34             6.31             6.20            6.02             6.07            5.53
                      2030             6.25             6.22             6.13            5.96             6.00            5.48
                      2035             6.17             6.15             6.06            5.91             5.94            5.44

Age 75                2010             7.71             7.59             7.24            6.75             7.08            6.41
                      2015             7.56             7.45             7.14            6.68             6.97            6.31
                      2020             7.41             7.32             7.04            6.62             6.87            6.23
                      2025             7.28             7.19             6.94            6.56             6.78            6.15
                      2030             7.16             7.08             6.85            6.50             6.69            6.07
                      2035             7.04             6.97             6.76            6.45             6.61            6.00

Age 85                2010            11.74            10.89             9.17            7.61             9.65            9.05
                      2015            11.39            10.65             9.06            7.58             9.45            8.83
                      2020            11.07            10.41             8.96            7.56             9.28            8.64
                      2025            10.77            10.19             8.87            7.53             9.11            8.46
                      2030            10.50             9.98             8.77            7.51             8.95            8.29
                      2035            10.24             9.78             8.67            7.48             8.80            8.14

Age 90                2010            15.30            13.10             9.91            7.77            11.61           11.40
                      2015            14.81            12.84             9.86            7.77            11.38           11.10
                      2020            14.37            12.60             9.81            7.77            11.16           10.82
                      2025            13.95            12.36             9.76            7.76            10.96           10.57
                      2030            13.57            12.14             9.70            7.76            10.78           10.34
                      2035            13.21            11.92             9.65            7.75            10.61           10.13

TABLE A above is based on the "2000 Individual Annuitant Mortality Table A", with 100% Projection Scale G and a 5% assumed investment return. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 5% assumed investment return.

-----------------------------------------------------------------------------------------------------------------------------------
                         PLAN E - DOLLAR AMOUNT OF EACH MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED
-----------------------------------------------------------------------------------------------------------------------------------
                       YEARS          MONTHLY           YEARS          MONTHLY           YEARS          MONTHLY
                      PAYABLE         PAYMENTS         PAYABLE         PAYMENTS         PAYABLE         PAYMENTS
-----------------------------------------------------------------------------------------------------------------------------------
                        10             10.51             17              7.20             24              5.88
                        11              9.77             18              6.94             25              5.76
                        12              9.16             19              6.71             26              5.65
                        13              8.64             20              6.51             27              5.54
                        14              8.20             21              6.33             28              5.45
                        15              7.82             22              6.17             29              5.36
                        16              7.49             23              6.02             30              5.28
-----------------------------------------------------------------------------------------------------------------------------------

                                 Page 1 of 2           [F-V Unisex Endorsement
273964                                                                C(1/07)]

-----------------------------------------------------------------------------------------------------------------------------------
                      TABLE B - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED
-----------------------------------------------------------------------------------------------------------------------------------
                                     PLAN A                             PLAN B                          PLAN C         PLAN D
===================================================================================================================================
                                                                  LIFE INCOME WITH
     AGE            BEGINNING                        --------------------------------------------     LIFE INCOME      JOINT &
     AT                IN          LIFE INCOME       FIVE YEARS       TEN YEARS     FIFTEEN YEARS     INSTALLMENT      SURVIVOR
ANNUITIZATION         YEAR         NON-REFUND         CERTAIN          CERTAIN         CERTAIN          REFUND        NON-REFUND
-----------------------------------------------------------------------------------------------------------------------------------
Age 65                2010             4.19             4.18             4.13            4.05             3.86            3.57
                      2015             4.12             4.10             4.06            3.99             3.81            3.52
                      2020             4.05             4.04             4.00            3.93             3.77            3.48
                      2025             3.98             3.97             3.94            3.88             3.72            3.44
                      2030             3.92             3.92             3.89            3.83             3.68            3.40
                      2035             3.87             3.86             3.84            3.79             3.64            3.37

Age 70                2010             4.92             4.89             4.78            4.59             4.38            4.08
                      2015             4.82             4.79             4.70            4.53             4.31            4.01
                      2020             4.72             4.70             4.62            4.46             4.25            3.95
                      2025             4.63             4.61             4.54            4.40             4.20            3.90
                      2030             4.55             4.53             4.47            4.34             4.14            3.85
                      2035             4.47             4.46             4.40            4.28             4.09            3.80

Age 75                2010             5.98             5.90             5.64            5.21             5.06            4.81
                      2015             5.84             5.77             5.53            5.14             4.98            4.71
                      2020             5.70             5.64             5.43            5.07             4.90            4.63
                      2025             5.57             5.52             5.33            5.01             4.82            4.55
                      2030             5.45             5.40             5.24            4.94             4.75            4.47
                      2035             5.34             5.30             5.15            4.88             4.69            4.41

Age 85                2010             9.93             9.26             7.72            6.18             7.20            7.47
                      2015             9.60             9.02             7.61            6.16             7.05            7.26
                      2020             9.30             8.78             7.50            6.13             6.92            7.07
                      2025             9.01             8.56             7.40            6.10             6.80            6.89
                      2030             8.75             8.35             7.30            6.08             6.68            6.73
                      2035             8.51             8.16             7.20            6.05             6.58            6.59

Age 90                2010            13.43            11.56             8.54            6.37             8.85            9.80
                      2015            12.97            11.30             8.48            6.36             8.69            9.52
                      2020            12.54            11.05             8.42            6.36             8.54            9.25
                      2025            12.14            10.81             8.37            6.35             8.41            9.01
                      2030            11.78            10.58             8.31            6.35             8.28            8.79
                      2035            11.44            10.37             8.26            6.35             8.17            8.59

TABLE B above is based on the "2000 Individual Annuitant Mortality Table A" @ 2% with 100% Projection Scale G. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the table below are based on a 2% annual effective interest rate.

-----------------------------------------------------------------------------------------------------------------------------------
                        PLAN E - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED
-----------------------------------------------------------------------------------------------------------------------------------
                       YEARS          MONTHLY           YEARS          MONTHLY           YEARS          MONTHLY
                      PAYABLE         PAYMENTS         PAYABLE         PAYMENTS         PAYABLE         PAYMENTS
-----------------------------------------------------------------------------------------------------------------------------------
                        10              9.18             17              5.77             24              4.36
                        11              8.42             18              5.50             25              4.22
                        12              7.80             19              5.26             26              4.10
                        13              7.26             20              5.04             27              3.98
                        14              6.81             21              4.85             28              3.87
                        15              6.42             22              4.67             29              3.77
                        16              6.07             23              4.51             30              3.68
-----------------------------------------------------------------------------------------------------------------------------------

This endorsement is effective as of the contract date of this contract.

RIVERSOURCE LIFE INSURANCE COMPANY


/s/ Thomas R. Moore
-------------------------------------

    Secretary

                                 Page 2 of 2           [F-V Unisex Endorsement
273964                                                                C(1/07)]